Exhibit 99.1

CONTACTS:	Dennis Oates	Paul A. McGrath	June Filingeri
	Chairman,	VP Administration,	President
	President and CEO	General Counsel and	Comm-Partners LLC
	(412) 257-7609	Corporate Secretary	(203) 972-0186
(412) 257-7603

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS NAMES MICHAEL D. BORNAK AS

VICE PRESIDENT OF FINANCE, CFO AND TREASURER

BRIDGEVILLE, PA, June 3, 2013 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that Michael D. Bornak has been named Vice President of Finance, Chief Financial Officer and Treasurer of the Company effective June 3, 2013. Mr. Bornak succeeds Douglas M. McSorley, who has left Universal Stainless to pursue new opportunities.

Michael Bornak, 51, is a senior executive with extensive global experience in financial and operational management across a broad range of industries. He most recently served as Chief Financial Officer, Treasurer, Secretary and Senior Vice President of Finance & Administration for SeaChange International. Mr. Bornak also has held the position of Chief Financial Officer for Tollgrade Communications, Inc., Solar Power Industries, MHF Logistical Solutions and Portec Rail Products, Inc as well as senior financial positions at Precise Technology and National Steel Corporation. Mr. Bornak is a Certified Public Accountant and began his financial career at Ernst & Young. He holds a B.S. in Business Administration from Clarion University of Pennsylvania and received his Master’s degree through the University of Pittsburgh Katz Executive MBA program.

Chairman, President and CEO Dennis Oates commented: “Mike Bornak is an effective, high energy executive who has a proven track record of optimizing financial operations and accomplishing organizational transformation throughout his career. We welcome him to our team, where he will play an essential role in the next phase of the transformation currently underway at Universal Stainless.”

Mr. Oates continued, “I also want to acknowledge the contribution of Doug McSorley to Universal Stainless. Doug played an important role in the acquisition of our North Jackson operation and its financing, which was the starting point for reshaping our Company for future growth. We wish him success in his future endeavors.”

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made  pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in  future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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